UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 9, 2014
Date of Report (date of earliest event reported)

_________________________

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 4, 2014, Ascena Retail Group, Inc. (the “Company”) entered into an agreement with Ernest LaPorte. The agreement was an offer letter for employment with the Company which commenced on September 9, 2014. A copy of the agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 9, 2014, the Company issued a press release announcing the appointment of Ernest LaPorte to serve as Senior Vice President, Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

For the last seven years, Mr. LaPorte held the position of SVP, Controller at Saks Incorporated. Prior to Saks, Mr. LaPorte gained experience at the Movado Group, Inc. as VP of Finance and Principal Accounting Officer and Barnes & Noble where he spent six years in finance. Mr. LaPorte has also held various accounting and finance leadership positions at General Electric.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Employment Offer Letter effective September 4, 2014.
99.2	Press Release of Ascena Retail Group, Inc. dated September 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Date: September 9, 2014

By: /s/ David Jaffe

David Jaffe
President and Chief Executive Officer
(Principal Executive Officer)